VIRTUS MUTUAL FUNDS

FOURTH AMENDMENT

to

AMENDED AND RESTATED

PLAN PURSUANT TO RULE 18f-3

under the

INVESTMENT COMPANY ACT OF 1940

THIS AMENDMENT made effective as of the 8th day of August, 2012, amends that certain amended and restated plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, duly adopted by the Board of Trustees on August 19, 2009 (the “Rule 18f-3 Plan”), as herein below provided:

W I T N E S S E T H :

WHEREAS, the Trusts and the Funds wish to amend Schedule A of the Rule 18f-3 Plan to: add Class I shares to the Virtus High Yield Fund and Virtus Global Opportunities Fund and to otherwise update the Schedule.

NOW, THEREFORE, in consideration of the foregoing premise, the Trusts and the Funds hereby agree that the Rule 18f-3 Plan is amended as follows:

1. Schedule A to the Rule 18f-3 Plan is hereby replaced with Schedule A attached hereto and made a part of the Rule 18f-3 Plan.

2. Except as herein provided, the Rule 18f-3 Plan shall be and remain unmodified and in full force and effect. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Rule 18f-3 Plan.

SCHEDULE A

(as of June 4, 2012)

	A Shares	B Shares	C Shares	I Shares	T Shares	X Shares	Y Shares
Virtus Equity Trust
Virtus Balanced Fund	X	X	X
Virtus Growth & Income Fund	X	X	X	X
Virtus Mid-Cap Core Fund	X		X	X
Virtus Mid-Cap Growth Fund	X	X	X	X
Virtus Mid-Cap Value Fund	X		X	X
Virtus Quality Large-Cap Value Fund	X		X	X
Virtus Quality Small-Cap Fund	X		X	X
Virtus Small-Cap Core Fund	X	X	X	X
Virtus Small-Cap Sustainable Growth Fund	X		X	X
Virtus Strategic Growth Fund	X	X	X	X
Virtus Tactical Allocation Fund	X	X	X
Virtus Insight Trust
Virtus Balanced Allocation Fund	X		X	X
Virtus Core Equity Fund	X		X	X
Virtus Emerging Markets Opportunities Fund	X		X	X
Virtus High Yield Income Fund	X		X	X
Virtus Insight Government Money Market Fund	X			X
Virtus Insight Money Market Fund	X			X
Virtus Insight Tax-Exempt Money Market Fund	X			X
Virtus Low Duration Income Fund (formerly Virtus Short/Intermediate Bond Fund)	X		X	X
Virtus Tax-Exempt Bond Fund	X		X	X
Virtus Value Equity Fund	X		X	X
Virtus Opportunities Trust
Virtus Allocator Premium AlphaSector Fund	X		X	X
Virtus AlphaSectorSM Rotation Fund	X		X	X
Virtus Alternatives Diversifier Fund	X		X	X
Virtus Bond Fund	X	X	X	X
Virtus CA Tax-Exempt Bond Fund	X			X
Virtus Foreign Opportunities Fund	X		X	X
Virtus Global Commodities Stock Fund	X		X	X
Virtus Global Infrastructure Fund	X		X	X
Virtus Global Opportunities Fund	X	X	X	X
Virtus Global Premium AlphaSector Fund	X		X	X
Virtus Global Real Estate Securities Fund	X		X	X

	A Shares	B Shares	C Shares	I Shares	T Shares	X Shares	Y Shares
Virtus Greater Asia ex Japan Opportunities Fund	X		X	X
Virtus Greater European Opportunities Fund	X		X	X
Virtus High Yield Fund	X	X	X	X
Virtus International Equity Fund	X		X	X
Virtus International Real Estate Securities Fund	X		X	X
Virtus Dynamic AlphaSector Fund (formerly Virtus Market Neutral Fund)	X	X	X	X
Virtus Multi-Sector Fixed Income Fund	X	X	X	X
Virtus Multi-Sector Short Term Bond Fund	X	X	X	X	X
Virtus Premium AlphaSectorSM Fund	X		X	X
Virtus Real Estate Securities Fund	X	X	X	X
Virtus Senior Floating Rate Fund	X		X	X